John T. Campbell
                                                              Secretary of State
                                                                     Filed
                                                                March 8, 1985


                            ARTICLES OF INCORPORATION

                                       OF

                                 CNB CORPORATION



     I, the undersigned, being a person of full age, do make and acknowledge these Articles of Incorporation (the "Articles") for the purpose of forming a business corporation under and by virtue of the laws of the State of South Carolina.

                                    ARTICLE I

     The name of the Corporation is CNB Corporation.

                                   ARTICLE II

     The purposes for which the Corporation is organized are: (a) to be a bank holding company and to perform any and all lawful acts relating to its business as a bank holding company; and (b) to engage in any other lawful activity for which a corporation may be organized under Title 33 of the Code of Laws of South Carolina.

                                   ARTICLE III

     The period of duration of the Corporation shall be perpetual.

                                   ARTICLE IV

     The Corporation shall have authority to issue Five Hundred Thousand (500,000) shares of Common Stock having a par value of Ten Dollars ($10.00) per share. The total authorized capital stock is 5,000,000.

                                    ARTICLE V

     The existence of the Corporation shall begin as of the filing date of these Articles of Incorporation.

                                   ARTICLE VI

     The initial registered office of the Corporation is 1400 Third Avenue, located in the City of Conway, County of Horry, State of South Carolina and the name of the initial registered agent at such address is W. Jennings Duncan.

                                  ARTICLE VII

     SECTION 1. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible, Class I to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1986, Class II to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, and Class III to hold office initially for a term expiring at the annual meeting of shareholders to he held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their

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



election. The classification of the Board of Directors pursuant to this Section 1 of Article VII shall become effective at the first annual meeting of shareholders in 1985.

     SECTION 2. The number of directors constituting the initial Board of Directors is one person whose name and address are: T. L. Benson, 1400 Third Avenue, Conway, South Carolina 29526. The initial director shall serve as the Board of Directors of the Corporation until the first annual meeting of shareholders or until his successors are elected and qualified.

     SECTION 3. The Board of Directors shall have the power to make, alter, amend and repeal the By-Laws (except insofar as the By-Laws adopted by the shareholders shall otherwise provide). Any By-Laws adopted by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in the Articles of Incorporation to the contrary, Sections 8 and 11 of
Article II, Sections 2, 3, 4 and 5 of Article III,  Section 5 of Article IV, and
Section 5 of Article IX of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     SECTION  4.  Notwithstanding   anything  contained  in  these  Articles  of
Incorporation or the By-Laws to the contrary, the

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



     affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with, or repeal, this Article VII or any provision hereof.

                                  ARTICLE VIII

     The name and address of the incorporator are:

     Name                                 Address

     W. Jennings Duncan                   1400 Third Avenue
                                          Conway, South Carolina  29526

                                   ARTICLE IX

     SECTION 1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

          A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law, and except as otherwise expressly provided in Section 2 of this Article IX:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10 million or more; or


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



               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1O million or more; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (v) any  reclassification  of securities  (including  any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

     shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise.

          B. Definition of "Business Combination." The term "Business Combination" used in this Article IX shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph A of this Section 1.

     SECTION 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination: shall require only such affirmative Vote as is required by law and any other provision of these Articles if all of the conditions specified in either of the following paragraphs A and B are met:


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



          A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

          B. Price and Procedure Requirements. All of the following requirements shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Corporation's Common Stock (the "Common Stock") in such Business Combination shall be at least equal to the higher of the following:

                    (a) (if applicable)  the highest per share price  (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                    (b) the Fair Market  Value per share of Common  Stock on the
               Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article IX as the "Determination Date"), whichever is higher.

               (ii) The consideration to be received by holders of Common Stock in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Common Stock. If the Interested Shareholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for shares of Common Stock in such Business Combination shall be either cash or the form used to acquire the largest number of shares of Common Stock previously acquired by it. The price determined in accordance with paragraph B(i) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (iii) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
          Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization,

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



          reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Shareholder shall have not become the beneficial owner of any additional shares of the Common Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

               (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     SECTION 3.  Certain  Definitions.  For the purpose of this Article IX:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such

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



          assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Stock.

          D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

          F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

          G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is

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



     unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          H. "Equity  Security" shall have the meaning  ascribed to such term in
     Section 3(a)(ll) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

          I. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B(i) of Section 2 of this Article IX shall include the shares of common Stock retained by the holders of such shares.

     SECTION 4. Powers of the Board of Directors. A majority of the directors shall have the power and duty to determine for the purpose of this Article IX, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article IX.

     SECTION 5. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     SECTION 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
Article IX or any provision hereof.

                                    ARTICLE X

     SECTION 1. Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Security-holder (as hereinafter defined) who has beneficially owned such

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



securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

     SECTION 2. Certain Definitions. For the purposes of this Article X:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

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




               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

               (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any security of any class of the corporation:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

          D. For the purposes of determining whether a person is an Interested securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

          F. "Equity  Security" shall have the meaning  ascribed to such term in
     Section 3(a)(ll) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

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





                                   ARTICLE XI

     No holder of any stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

                                   ARTICLE XII

     No holder of any class of the shares of capital stock of the Corporation shall be entitled to cumulative voting rights in the election of directors or the election of any class of directors of the Corporation. The affirmative vote of the holders of 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XII or any provision hereof.

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



STATE OF SOUTH CAROLINA                              )
                                                     )
COUNTY OF HORRY                                      )


     The undersigned W. Jennings Duncan does hereby certify that he is the incorporator of CNB Corporation and is authorized to execute this verification; that the undersigned does hereby certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.


                                         W. JENNINGS DUNCAN, Incorporator





                             CERTIFICATE OF ATTORNEY


     I, William R. Jamison, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the Code of Laws of South Carolina (1976) relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

March 8, 1985
                                          William R. Jamison
                                          1310 Second Avenue
                                          Conway, South Carolina 29526

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

                                                               John T. Campbell
                                                              Secretary of State
                                                                     Filed
                                                                April 23, 1985


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 CNB CORPORATION

         The undersigned Corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

     1. The name of the corporation is CNB Corporation.

     2. The following amendment of the charter of the Corporation was adopted by its Shareholders and Directors in the manner prescribed by law:

          "RESOLVED, that Article IX, Section 1 A. of the Corporation's Articles of Incorporation be amended by:

                    "(a)  Striking  Section 1, A.(ii) and (iii) of Article IX in
               their entirety and replacing therefor the following:

                         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition not in the ordinary course of business (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                         (iii) the  issuance or transfer by the  Corporation  or
                    any  Subsidiary  not in the ordinary  course of business (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an

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



                    aggregate Fair Market Value of $1,000,000 or more; or

                    "(b)  striking  Section 4 of Article IX in its  entirety and replacing therefor the following:

                    "SECTION 4. Powers of the Board of Directors. A majority of the directors shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, and (E) whether an event or transaction referred to in Section 1 of Article IX is in the ordinary course of the business of the Corporation or any Subsidiary. A majority of the directors shall have the further powers to interpret all of the terms and provisions of this Article IX.

                    "(c) striking the last sentence of Section 1 of Article X in its entirety and replacing therefor the following:

                    "Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise, provided, that no such affirmative vote shall be required with respect to (a) any purchase or other acquisition of securities made as a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Security Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), or (b) any purchase or redemption by the Corporation of any Equity Security of the Corporation from any shareholder who owns such securities as of April 15, 1985."

     3. The amendment was adopted on April 22 , 1985.

     4. The number of shares of the Corporation outstanding at the time of such adoption was 50 shares of Common Stock; and the number of shares entitled to vote was 50 shares of Common Stock.

     5. The designation and number of shares entitled to vote on such amendment are 50 shares of Common Stock.

     6. The number of shares voted for the amendment was 50 shares of the Corporation's Common Stock; and the number of shares voted against such amendment was 0.

     IN WITNESS WHEREOF, these Articles of Amendment are signed under seal by the Exec. Vice President and ______ Secretary of the Corporation this 22nd day of April, 1985.

                                               CNB CORPORATION

                                               By:  Willis J. Duncan
                                                    Exec. Vice President
ATTEST:

Verta Lee Chestnut
   Secretary

STATE OF SOUTH CAROLINA

COUNTY OF   Horry


     The undersigned, Willis J. Duncan and Verta Lee Chestnut do hereby certify that they are the duly elected and acting Exec. V. President and ______ Secretary, respectively, of CNB Corporation and are authorized to execute this document. That each of the undersigned for himself does hereby further certify that has signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained, that his signature is the act and deed of the corporation and the same are true. This 22nd day of April, 1985.

                                                  Willis J. Duncan

                                                  Verta Lee Chestnut


Sworn to a subscribed before me this 22nd day of April, 1985.


FeDora T. Cannon
Notary Public


My Commission Expires: 10-06-91


         [Corporate Seal]

                      CONSENT OF SHAREHOLDERS AND DIRECTORS

                                       OF

                                 CNB CORPORATION

                                       TO

                             ACTION WITHOUT MEETING


     The undersigned, being all of the Shareholders and Directors of CNB Corporation, by signing their written consent hereto, do hereby adopt and approve the Articles of Amendment to Articles of Incorporation of CNB Corporation ("the Articles of Amendment") which is attached hereto and which is incorporated herein by reference, and do hereby adopt as the resolutions of the Shareholders and Directors the resolution recited in the Articles of Amendment.

     Effective this 22nd day of April, 1985.

T. L. Benson, Shareholder and                 Charles C. Cutts, Director
Director
                                              G. Heyward Goldfinch, Director
Willis J. Duncan, Shareholder
and Director                                  Ralph Hoffman, Director

R. C. Smith, Director                         John Monroe J. Holliday,
                                              Director
A. K. Goldfinch, Jr., Director
                                              James G. Lewis, Director
W. Jennings Duncan, Director
                                              Richard M. Lovelace, Jr.,
James W. Barnette, Jr.,                       Director
Director
                                              John K.Massey, Director
Paul E. Creel, Director

Harold G. Cushman, Jr.,
Director

                                                                   Jim Miles
                                                              Secretary of State
                                                                     Filed
                                                                June 23, 1998


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT




         Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.   The name of the corporation is CNB Corporation.


2. On May 13, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

         RESOLVED, that CNB Corporation's Articles of Incorporation be amended to increase the authorized number of shares of common stock to 1,500,000.



3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

         N/A

4. Complete either a or b, whichever is applicable.

         a. [x]   Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                Number of              Number of           Number of               Number of
                                out-                   Votes               Shares                  Undisputed*
              Voting            standing               Entitled            Represented             Shares Voted
              Group              Shares                to be Cast          at the meeting          For   Against
              -----              ------                ----------          --------------          ---   -------

              Common Stock       478,841                478,841               436,140               436,140    0







          b. The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
               Carolina  Code  as  amended,   and  shareholder  action  was  not
               required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)).




DATE: June 22, 1998                         CNB CORPORATION
                                            (Name of Corporation)

                                                   s/Willis J. Duncan
                                            By:---------------------------------
                                                       (Signature)

                                            Chairman of the Board of Directors
                                            ------------------------------------
                                              (Type or Print Name and Office)











*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.